Exhibit 99.1

CONTACT:
Investors: Peggy Reilly Tharp	Media: George Csolak
314-628-7491	314-628-7266
peggy.tharp@savvis.net	george.csolak@savvis.net

Savvis Delivers Year-over-Year Revenue Growth of 13% and

Adjusted EBITDA Growth of 17% for Third Quarter 2010

Managed Services revenue growth of 30% YoY and 10% QoQ

Colocation revenue growth of 12% YoY and 13% QoQ

Network revenue growth flat YoY and 3% QoQ

ST. LOUIS, Oct. 27, 2010 – Savvis, Inc. (NASDAQ: SVVS), a global leader in cloud infrastructure and hosted IT solutions for enterprises, today reported its third quarter 2010 financial results, with revenue of $241.9 million, compared to $213.2 million in the third quarter of 2009. Adjusted EBITDA* was $59.7 million, compared to $51.2 million of adjusted EBITDA in the third quarter of 2009.

“Savvis continues to deliver on its stated goal of exiting the year at a quarterly sequential double-digit run rate for both revenue and adjusted EBITDA growth,” said Jim Ousley, chairman and chief executive officer for Savvis. “The company-wide changes and improvements we have made over the past year, specifically in sales and marketing, are now flowing through to our results. Based on the strength we continue to see in bookings, installs and renewals, we expect to continue on this path throughout 2011.”

Income from continuing operations for the third quarter of 2010 was $3.5 million, compared to $4.5 million in the third quarter of 2009. Savvis reported a net loss of ($26.2) million, or ($0.47) per share, in the third quarter of 2010, and this amount includes approximately $11.8 million in costs related to the company’s debt refinancing, which occurred during the quarter. Savvis had a net loss of ($9.9) million, or ($0.18) per share, in the third quarter of 2009.

Third Quarter Financial Results

US$ in millions	Three months ended
	9/30/10	6/30/10	9/30/09
Hosting	$176.7	$158.2	$148.1
Network	$65.2	$63.6	$65.1

Total revenue	$241.9	$221.8	$213.2

Cost of revenue(1)	$131.6	$120.2	$117.9
SG&A expenses(1) (2)	$56.5	$56.9	$52.6
Non-cash, equity-based compensation(1)	$5.4	$6.5	$8.5
Income from continuing operations	$3.5	$2.2	$4.5
Net income (loss) from continuing operations	($26.2)	($13.3)	($9.9)
Income (loss) from discontinued operations, net of income tax(3)	($0.0)	($0.1)	—
Net income (loss)	($26.2)	($13.4)	($9.9)

Adjusted EBITDA	$59.7	$54.7	$51.2
Adjusted EBITDA margin	25%	25%	24%

(1) Both cost of revenue and SG&A expenses exclude depreciation, amortization and accretion and include non-cash, equity-based compensation. Total non-cash, equity-based compensation attributed to cost of revenue for the three months ended Sept. 30, 2010, June 30, 2010, and Sept. 30, 2009, was $1.5 million, $1.5 million and $1.5 million and to SG&A expenses was $3.9 million, $5.1 million and $7.0 million, respectively. (2) SG&A expenses include acquisition and integration costs of $0.5 million and $3.5 million for the three months ended Sept. 30, 2010, and June 30, 2010, respectively. (3) Includes losses from the application services business acquired from Fusepoint, which is classified as an asset held for sale at Sept. 30, 2010. Total losses attributed to net income for the three months ended Sept. 30, 2010, and June 30, 2010, were ($9,000) and ($88,000), respectively.

Third Quarter Overview

Total Savvis revenue for the third quarter was $241.9 million, up 9% compared to second quarter 2010 revenue of $221.8 million. Revenue improved in the third quarter, as the company continued to exceed its internal bookings, installs and renewals targets for 2010.

Adjusted EBITDA was $59.7 million for the third quarter of 2010, up 9% compared to $54.7 million of adjusted EBITDA in the second quarter of 2010. Growth in adjusted EBITDA continues to track the company’s quarterly sequential improvements in revenue.

Both revenue and adjusted EBITDA included a full-quarter of contribution from the Fusepoint acquisition, which closed on June 16, 2010.

Hosting

US$ in millions	Percent of Revenue	Three months ended
		9/30/10	6/30/10	9/30/09
Managed Services	46%	$81.5	$73.9	$62.8
Percentage change			10%	30%
Colocation	54%	$95.2	$84.3	$85.3
Percentage change			13%	12%

Total Hosting revenue		$176.7	$158.2	$148.1
Percentage change			12%	19%

In the third quarter, Managed Services revenue grew as enterprises in the company’s targeted verticals looked to outsourcing as a way to improve the benefit they receive from technology solutions while reducing their overall spend and time to implementation. Managed services revenue includes Savvis Symphony Cloud solutions, such as Open, Dedicated and Virtual Private Data Center.

Colocation revenue was up both quarterly and annually in the third quarter, due to the return of enterprise client demand, lower churn and an improved fill rate. The trend of combining colocation with the company’s managed services and network to create a complete solution, continued during the quarter.

Network

US$ in millions	Percent of Revenue	Three months ended
		9/30/10	6/30/10	9/30/09
Core(1)	56%	$36.4	$33.5	$28.7
Percentage change			9%	27%
Sustaining(2)	44%	$28.8	$30.1	$36.4
Percentage change			(4%)	(21%)

Total Network revenue		$65.2	$63.6	$65.1
Percentage change			3%	—

(1)	Core network includes revenue from Thomson Reuters and from other financial vertical and data center clients, who also purchase bundled network and hosting services.
(2)	Sustaining network includes revenue from services that are either in slower growth or declining markets or are not directly tied to the future growth of the company’s network and hosting businesses.

As expected, the overall Network business showed quarterly sequential revenue growth in the third quarter. Core Network revenue continued to grow, while the decline in Sustaining Network revenue continued to slow. The majority of Savvis’ hosting clients continued to take the company’s network offering, as 96% use Network as part of an end-to-end solution.

Other Highlights

The Financial Vertical represented 28% of total revenue, or $67.0 million, in the third quarter of 2010. Revenue in the quarter was up 11%, compared to the second quarter of 2010 and was up 24%, compared to the third quarter of 2009. Financial firms have begun making additional investments in infrastructure, in order to meet new industry-related regulatory requirements. Savvis has benefitted from this interest in outsourcing, by providing both new and existing clients with the services they require in centrally located data centers.

Cash Flow and Balance Sheet

Net cash provided by operating activities was $35.7 million in the third quarter of 2010, compared to $45.0 million in the third quarter of 2009. Cash capital expenditures for the third quarter of 2010 totaled $56.6 million.

The company’s cash position at Sept. 30, 2010, was $88.0 million, compared to $118.7 million at June 30, 2010. As of Sept. 30, 2010, the long-term debt and capital leases for Savvis (net of current portion) totaled $747.7 million, up from $712.8 million as of June 30, 2010.

In August, the company closed its senior secured credit facilities, which include a $550.0 million term loan, maturing in 2016, and a $75.0 million revolving credit facility, maturing in 2014. The company also completed a cash tender offer for its 3% Convertible Senior Notes due May 2012, with approximately 99% of the outstanding $345.0 million Notes tendered.

Financial Outlook

“With strong revenue and adjusted EBITDA growth reported in the third quarter, we have been able to raise and tighten our revenue and adjusted EBITDA guidance for 2010,” said Greg Freiberg, chief financial officer for Savvis. “Due to successful sales and marketing efforts, we have seen strong revenue growth this year. We are now beginning to see commensurate leverage in adjusted EBITDA and expect both of these trends to continue into 2011.”

Savvis now expects the following for full year 2010:

•	Revenue of $925 to $930 million, increasing from previous guidance of $917 to $927 million

•	Adjusted EBITDA of $225 to $235 million, narrowing from previous guidance of $220 to $240 million

•	Total cash capital expenditures of $190 to $210 million

•	Cash interest expense (net) of approximately $50 million, decreasing from previous guidance of $55 to $60 million

Investor Conference Call

Savvis will webcast an investor conference call at 10:00 a.m. ET today, Oct. 27, 2010. Both the webcast and supporting presentation will be available at savvis.net on the Investor Relations page. A live conference call will be available at (866) 261-2650 for analysts in North America or (703) 639-1221 for international analysts. A replay will be available on the website for six months. Investors may also access the replay by dialing (888) 266-2081 in North America or (703) 925-2533 internationally and using the access code 1487309 through Monday, Nov. 8.

About Savvis

Savvis, Inc. (NASDAQ: SVVS) is a global leader in cloud infrastructure and hosted IT solutions for enterprises. More than 2,500 unique clients, including 30 of the top 100 companies in the Fortune 500, use Savvis to reduce capital expense, improve service levels and harness the latest advances in cloud computing. For more information, please visit savvis.net.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from Savvis’ expectations. Certain factors that could adversely affect actual results are set forth as risk factors described in Savvis’ SEC reports and filings, including its annual report on Form 10-K for the year ended Dec. 31, 2009, and subsequent filings. Those risk factors include, but are not limited to, uncertainties in economic conditions, including conditions that could pressure enterprise IT spending; introduction of, demand for and market acceptance of Savvis’ products and services; whether or not Savvis is able to sign additional outsourcing deals; variability in pricing for those products and services; merger and acquisition activity by Savvis customers or other customer activity that affects the level of business done with Savvis; rapid evolution of technology; changes in the operating environment; and changes or proposed changes in, or introduction of new, regulatory schemes or environments that impact Savvis and/or its customers’ businesses. The forward-looking statements contained in this document speak only as of the date of publication, Oct. 27, 2010. Subsequent events and developments may cause the company’s forward-looking statements to change, and the company will not undertake efforts to revise those forward-looking statements to reflect events after this date.

* Non-GAAP Measures

Savvis includes information pertaining to certain non-GAAP measures in conjunction with reporting of its quarterly and year-end financial results. Adjusted EBITDA represents income from continuing operations before depreciation, amortization and accretion, and non-cash, equity-based compensation and excludes acquisition and integration costs. We have included information concerning adjusted EBITDA because we believe that in our industry such information is a relevant measurement of a company’s operating financial performance and liquidity. Leveraged free cash flow represents adjusted EBITDA less cash paid acquisition and integration costs, less cash capital expenditures and less cash interest, net. We have included information concerning leveraged free cash flow because we believe that in our industry such information is a relevant measurement of a company’s operating financial performance and liquidity. We do not provide forward looking guidance for certain financial data, such as income from operations, depreciation, amortization and accretion, non-cash, equity-based compensation, and interest income. As a result, we are unable to provide a reconciliation of non-GAAP measures, such as adjusted EBITDA and leveraged free cash flow, for forward looking data, including 2010 full-year guidance. The calculations of adjusted EBITDA and leveraged free cash flow are not specified by United States generally accepted accounting principles. Our calculations of adjusted EBITDA and leveraged free cash flow may not be comparable to similarly-titled measures of other companies.

SAVVIS, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Revenue	$241,901	$213,211	$680,244	$654,595
Operating Expenses:
Cost of revenue (including non-cash, equity-based compensation of $1,536, $1,473, $4,657 and $4,430) (1)	131,597	117,945	371,186	359,907
Sales, general and administrative expenses (including non-cash, equity-based compensation of $3,899, $7,003, $15,776 and $18,722) (1)	56,500	52,551	165,096	152,704
Depreciation, amortization and accretion	50,335	38,201	133,513	112,335

Total Operating Expenses	238,432	208,697	669,795	624,946

Income from Continuing Operations	3,469	4,514	10,449	29,649
Loss on debt extinguishment	8,735	—	8,735	—
Other income and expense	21,845	13,887	52,935	43,268

Income (Loss) from Continuing Operations before Income Taxes	(27,111)	(9,373)	(51,221)	(13,619)
Income tax (benefit) expense	(886)	557	(307)	1,868

Income (Loss) from Continuing Operations, net of Income Taxes	(26,225)	(9,930)	(50,914)	(15,487)

Income (loss) from discontinued operations, net of income taxes	(9)	—	(98)	—

Net Income (Loss)	$(26,234)	$(9,930)	$(51,012)	$(15,487)

Income (Loss) per Share from Continuing Operations
Basic earnings per share	$(0.47)	$(0.18)	$(0.92)	$(0.29)

Diluted earnings per share	$(0.47)	$(0.18)	$(0.92)	$(0.29)

Weighted-Average Common Shares Outstanding
Basic	55,282	53,960	55,453	53,724

Diluted	55,282	53,960	55,453	53,724

(1)	Excludes depreciation, amortization and accretion, which is reported separately.

SAVVIS, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	September 30, 2010	December 31, 2009
ASSETS
Current Assets:
Cash and cash equivalents	$88,048	$160,815
Trade accounts receivable, net	74,130	45,754
Prepaid expenses and other current assets	34,407	21,217

Total Current Assets	196,585	227,786

Property and equipment, net	841,083	783,852
Goodwill	77,208	—
Intangible assets	20,864	404
Other non-current assets	23,156	12,716

Total Assets	$1,158,896	$1,024,758

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Payables and other trade accruals	$64,849	$52,710
Current portion of long-term debt and lease obligations	18,901	17,479
Other accrued liabilities	74,399	68,314

Total Current Liabilities	158,149	138,503

Long-term debt, net of current portion	531,283	376,089
Capital and financing method lease obligations, net of current portion	216,429	223,897
Other accrued liabilities	79,340	76,452

Total Liabilities	985,201	814,941

Stockholders’ Equity:
Common stock	558	545
Additional paid-in capital	871,795	862,834
Accumulated deficit	(685,441)	(634,429)
Accumulated other comprehensive loss	(13,217)	(19,133)

Total Stockholders’ Equity	173,695	209,817

Total Liabilities and Stockholders’ Equity	$1,158,896	$1,024,758

SAVVIS, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Cash Flows from Operating Activities:
Net income (loss)	$(26,234)	$(9,930)	$(51,012)	$(15,487)
(Income) loss from discontinued operations, net of income taxes	(9)	—	(98)	—

Income (loss) from continuing operations, net of income taxes	(26,225)	(9,930)	(50,914)	(15,487)
Reconciliation of net income (loss) from continuing operations to net cash provided by operating activities:
Depreciation, amortization and accretion	50,335	38,201	133,513	112,335
Non-cash, equity-based compensation	5,435	8,476	20,433	23,152
Accrued interest, net	2,279	4,016	3,617	6,280
Amortization of debt discount	1,774	3,615	9,386	10,628
Loss on debt extinguishment	7,535	—	7,535	—
Other, net	3,642	1,469	4,235	927
Net changes in operating assets and liabilities:
Trade accounts receivable, net	(14,649)	8	(23,082)	5,472
Prepaid expenses and other current and non-current assets	4,239	1,712	(17,636)	(565)
Payables and other trade accruals	3,196	(2,284)	12,421	(5,275)
Other accrued liabilities	(2,419)	(318)	6,456	(8,456)

Net cash provided by continuing operations	35,142	44,965	105,964	129,011
Net cash provided by discontinued operations	514	—	351	—

Net cash provided by operating activities	35,656	44,965	106,315	129,011

Cash Flows from Investing Activities:
Payments for capital expenditures	(56,576)	(30,328)	(158,743)	(75,804)
Acquisition of business, net of cash acquired	(826)	—	(112,790)	—

Net cash used in investing activities	(57,402)	(30,328)	(271,533)	(75,804)

Cash Flows from Financing Activities:
Proceeds from long-term debt	533,500	—	643,500	2,865
Principal payments on long-term debt	(520,944)	(1,650)	(524,244)	(4,950)
Payments for debt extinguishment	(1,179)	—	(1,179)	—
Payments for debt issuance costs	(10,190)	—	(12,740)	—
Proceeds from stock option exercises	7,207	288	16,538	330
Payments for employee taxes on equity-based instruments	(283)	(1,175)	(3,097)	(1,619)
Principal payments under capital lease obligations	(14,109)	(1,932)	(19,298)	(6,090)
Other, net	(3,409)	(1,462)	(4,607)	(1,462)

Net cash provided by (used in) financing activities	(9,407)	(5,931)	94,873	(10,926)

Effect of exchange rate changes on cash and cash equivalents	531	(156)	(2,422)	(67)

Net Increase (Decrease) in Cash and Cash Equivalents	(30,622)	8,550	(72,767)	42,214
Cash and Cash Equivalents, Beginning of Period	118,670	154,948	160,815	121,284

Cash and Cash Equivalents, End of Period	$88,048	$163,498	$88,048	$163,498

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$14,298	$5,541	$35,084	$25,642

SAVVIS, Inc. and Subsidiaries

Unaudited Selected Condensed Consolidated Financial Information

(in thousands)

	Three Months Ended
	September 30,		June 30,
	2010	2009	2010
Segment Revenue:
Hosting	$176,724	$148,155	$158,179
Network	65,177	65,056	63,577

Total Revenue	$241,901	$213,211	$221,756

Segment Adjusted EBITDA:
Hosting	$66,892	$55,582	$59,280
Network	15,747	18,484	16,589
Corporate - Other (1)	(22,917)	(22,875)	(21,153)

Total Adjusted EBITDA (2)	$59,722	$51,191	$54,716

Adjusted EBITDA Reconciliation:
Income from continuing operations	$3,469	$4,514	$2,217
Depreciation, amortization and accretion	50,335	38,201	42,441
Non-cash, equity-based compensation	5,435	8,476	6,545
Acquisition and integration costs	483	—	3,513

Adjusted EBITDA	$59,722	$51,191	$54,716

Reconciliation of Adjusted EBITDA to Income (Loss) from Continuing Operations before Income Taxes:
Adjusted EBITDA	$59,722	$51,191	$54,716
Depreciation, amortization and accretion	(50,335)	(38,201)	(42,441)
Non-cash, equity-based compensation	(5,435)	(8,476)	(6,545)
Acquisition and integration costs	(483)	—	(3,513)
Interest income	41	33	20
Interest expense	(18,391)	(14,533)	(15,573)
Other income (expense)	(12,230)	613	220

Income (Loss) from Continuing Operations before Income Taxes	$(27,111)	$(9,373)	$(13,116)

Leveraged Free Cash Flow Reconciliation:
Adjusted EBITDA	$59,722	$51,191	$54,716
Acquisition and integration costs	(483)	—	(3,513)
Cash capital expenditures	(56,576)	(30,328)	(51,476)
Cash interest paid	(14,298)	(5,541)	(12,953)
Interest income	41	33	20

Leveraged Free Cash Flow (3)	$(11,594)	$15,355	$(13,206)

(1)	Corporate - Other adjusted EBITDA includes all costs not directly associated with hosting services or network services. Costs not directly associated with hosting services or network services include, but are not limited to, general and administrative costs.
(2)	Adjusted EBITDA represents income from continuing operations before depreciation, amortization, accretion and non-cash, equity-based compensation and excludes acquisition and integration costs. We have included information concerning adjusted EBITDA because we believe that in our industry such information is a relevant measurement of a company’s operating financial performance and liquidity. The calculation of adjusted EBITDA is not specified by United States generally accepted accounting principles. Our calculation of adjusted EBITDA may not be comparable to similarly titled measures of other companies.
(3)	Leveraged Free Cash Flow represents adjusted EBITDA less cash paid acquisition and integration costs, less cash capital expenditures and less cash interest, net. We have included information concerning leveraged free cash flow because we believe that in our industry such information is a relevant measurement of a company’s operating financial performance and liquidity.

SAVVIS, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months	Nine Months
	Ended	Ended
	September 30, 2010

Revenue	$241,901	$680,244
Operating Expenses:
Cost of revenue (including non-cash, equity-based compensation of $1,536 and $4,657)	131,597	371,186
Sales, general and administrative expenses (including non-cash, equity-based compensation of $3,899 and $15,776)	56,500	165,096
Depreciation, amortization and accretion	50,335	133,513

Total Operating Expenses	238,432	669,795

Income from Continuing Operations	3,469	10,449
Loss on debt extinguishment	8,735	8,735
Other income and expense	21,845	52,935

Income (Loss) from Continuing Operations before Income Taxes	(27,111)	(51,221)
Income tax expense	(886)	(307)

Income (Loss) from Continuing Operations, net of Income Taxes	(26,225)	(50,914)

Income (loss) from discontinued operations, net of income taxes	(9)	(98)

Net Income (Loss)	$(26,234)	$(51,012)

Adjusted EBITDA	$59,722	$168,391
As a percentage of revenue	25%	25%

Acquisition and integration costs	483	3,996

Adjusted EBITDA including acquisition and integration costs	$59,239	$164,395
As a percentage of revenue	24%	24%

SAVVIS, Inc. and Subsidiaries

Unaudited Supplemental Revenue Information

(in thousands, except per square foot amounts)

	Three Months Ended
	September 30,	December 31,	March 31,	June 30,	September 30,
	2009	2009	2010	2010	2010
Data Center Revenue
Colocation	$85,341	$86,892	$82,467	$84,281	$95,211
Managed hosting	62,814	67,772	70,284	73,898	81,513

Data Center Metrics (1)
Total raised floor	1,433	1,433	1,477	1,477	1,564
Revenue space	886	878	889	885	957
Billed square feet	640	591	601	622	678
Utilization	72%	67%	68%	70%	71%

Average Billed Square Feet
Colocation	608.6	592.3	572.1	586.6	623.4
Managed hosting	22.2	22.9	23.8	25.1	26.8

Total Average Billed Square Feet	630.8	615.2	595.9	611.7	650.3

Average Monthly Data Center Revenue Per Billed Square Foot (2)
Colocation	$46.7	$48.9	$48.1	$47.5	$50.9
Managed hosting	945.1	985.4	984.5	974.4	1,012.7

(1)	Data center metrics are calculated as of period end for each respective quarter.
(2)	Average monthly data center revenue per billed square foot is calculated as the revenue per quarter divided by the average billed square feet per quarter stated on a monthly basis.

SAVVIS Revenue by Vertical

	Three Months Ended
	September 30,	December 31,	March 31,	June 30,	September 30,
	2009	2009	2010	2010	2010

Financial vertical	$53,974	$57,742	$55,532	$60,417	$67,007
Other	159,237	162,077	161,055	161,339	174,894

Total Revenue	$213,211	$219,819	$216,587	$221,756	$241,901

Network Revenue Supplemental Information:

	Three Months Ended
	September 30,	December 31,	March 31,	June 30,	September 30,
	2009	2009	2010	2010	2010

Core (1)	$28,616	$31,483	$31,670	$33,459	$36,339
Sustaining (2)	36,440	33,672	32,166	30,118	28,838

Total Network Revenue	$65,056	$65,155	$63,836	$63,577	$65,177

(1)	Core network includes revenue from Thomson Reuters and from other financial vertical and data center clients, who also purchase bundled network and hosting services.
(2)	Sustaining network includes revenue from services that are either in slower growth or declining markets or are not directly tied to the future growth of the company’s network and hosting businesses.